CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Elwin Cathcart of VHS Network, Inc.(the "Company") certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

(1) the Quarterly Report of the Company for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of section 3(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 15, 2002
                         /s/ Elwin Cathcart
                         ______________________________________
                         By: Elwin Cathcart
                         Chief Executive Officer